                  SHAREHOLDER AGREEMENT dated as of April 30, 2000, among KONINKLIJKE NUMICO N.V. ("Parent"), a company incorporated under the laws of the Netherlands, NUTRICIA INVESTMENT CORP., a Florida corporation and an indirect wholly owned subsidiary of Parent ("Merger Sub"), REXALL SUNDOWN, INC., a Florida corporation (the "Company"), and the persons listed on Exhibit A hereto (each a "Seller" and/or "Shareholder").

         WHEREAS, Parent, Merger Sub and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for (i) the making of a cash tender offer (as such offer may be amended from time to time as permitted under the Merger Agreement, the "Offer") by Merger Sub for all the outstanding shares of common stock, par value $.01 per share, of the Company ("Company Common Stock"') and (ii) the merger of Merger Sub with and into the Company (the "Merger");

         WHEREAS, each Seller and Shareholder is the record or beneficial owner of the number of shares of Company Common Stock set forth opposite such Seller's and Shareholder's name on Exhibit A hereto; such shares of Company Common Stock, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with shares of Company Common Stock that may be acquired after the date hereof by such Seller or Shareholder, including shares of Company Common Stock issuable upon the exercise of options or warrants to purchase Company Common Stock (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Shares";

         WHEREAS, the Sellers and Shareholders hold in the aggregate 32,269,053 Shares which represent 50.44% of the votes of all outstanding shares of the Company's Common Stock; and

         WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that the Sellers and Shareholders enter into this Agreement.

         NOW, THEREFORE, to induce Parent and Merger Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties agree as follows:

         1.       Grant of Stock Option/Agreement to Tender.

                  (a) The Sellers and the Shareholders, severally and not jointly, hereby grant to Merger Sub pursuant to the terms hereof, an irrevocable option (the "Option") to purchase the number of Shares specified in Exhibit A in the third column and any additional Shares acquired by such Seller or Shareholder in any capacity (whether by exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities or by means of a purchase, dividend, distribution or otherwise) at a purchase price of $24.00 Share (the "Purchase Price"); provided, however, that in the event that the consideration per share of Company Common Stock payable pursuant to the Offer, the Merger or any alternative transaction between the Company and Parent shall be increased above the Purchase Price, such increased consideration (a "Higher Purchase Price"), then with respect to Shares purchased pursuant to the Option from the Exempt Sellers (as defined in Section 4(e) hereof) , the Purchase Price shall be increased to such Higher Purchase Price; and provided, further, that in the event that Merger Sub exercises this Option and subsequently, the Company consummates a transaction constituting an Acquisition Proposal (as defined in the Merger Agreement) involving a consideration per share which exceeds the Purchase Price (a "Third Party Higher Purchase Price") and the Parent or Merger Sub sells or disposes such Shares within one year after the termination of the Merger Agreement, the Parent shall promptly pay to the Exempt Sellers and amount equal to the product of the number of shares purchased from such Exempt Sellers pursuant to the Option multiplied by the amount by which the Third Party Higher Purchase Price exceeds the Purchase Price. For purposes of this Section 1(a), non-cash consideration shall be valued at its fair market value pursuant to Section 4(f)(iii)

                  (b) Option Exercise Period. The Option may be exercised by Merger Sub, in whole or in part, at any time or from time to time and as to each, any or all Sellers and Shareholders as determined by Merger Sub, during the period commencing on the earlier of (i) 5:00 p.m. on the second Business Day after the Offer commences, or (ii) 5:00 p.m. on May 10, 2000, and ending on the date which is the 30th Business Day following the termination of this Agreement; provided, however, that the Option may not be exercised by Merger Sub following the termination of the Merger Agreement pursuant to Section 7.1(a); by the Company pursuant to Sections 7.1(b), 7.1(f) or 7.1(g) of the Merger Agreement; or a termination of the Merger Agreement by Parent or Merger Sub pursuant to
Section 7.1(b) provided that the Company would also have been entitled to terminate the Merger Agreement pursuant to Section 7.1(b)

                  (c) In the event Merger Sub wishes to exercise the Option for all or some of the Shares, Merger Sub shall send a written notice (the "Exercise Notice") to the Sellers and Shareholders specifying the total number of Shares it wishes to purchase pursuant to such exercise and the place, the date (not less than one nor more than 20 Business Days from the date of the Exercise Notice) and the time for the closing of such purchase, provided that such date and time may be earlier than one day after the Exercise Notice if reasonably practicable. Each closing of a purchase of Shares pursuant to this
Section 1(b) (a "Closing") shall take place at the place, on the date and at the time designated by Merger Sub in its Exercise Notice. Parent or Merger Sub shall not be under any obligation to deliver any Exercise Notice and may allow the Option to terminate without purchasing any Shares hereunder.

                  (d) At a Closing, (i) the Sellers or Shareholders shall deliver to Merger Sub (in accordance with Merger Sub's instructions) a certificate or certificates (the "Certificates") representing all of the Shares specified in the Exercise Notice, duly endorsed or accompanied by stock powers duly executed in blank, with all necessary stock transfer stamps affixed, and
(ii) Merger Sub shall deliver to each Seller or Shareholder by wire transfer in immediately available funds to an account designated by such Seller or Shareholder, in an amount equal to (A) the number of such Shares being purchased at such Closing from such person multiplied by (B) the Purchase Price.

                  (e)   [Intentionally Omitted]

                  (f) The Closing shall be subject to the satisfaction of each of the following conditions:

                  (i) no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity (as defined in the Merger Agreement) of competent jurisdiction shall be in effect and have the effect of making the Option illegal or otherwise prohibiting consummation of the Option;

                  (ii) any waiting period applicable to the consummation of the purchase and sale of the Shares pursuant to the exercise of the Option under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") shall have expired or been terminated; and

                  (iii) all actions by or in respect of, and any filing with, any governmental body, agency, official, or authority required to permit the consummation of the purchase and sale of the Shares pursuant to the exercise of the Option shall have been obtained or made and shall be in full force and effect.

                  (g) Each of the Sellers shall tender validly (or cause the record owner of such Shares to tender validly), pursuant to and in accordance with the Offer, all of the respective Shares indicated on Exhibit A to be tendered by such person not later than the close of business on the third Business Day after the Offer commences, and each of the Shareholders hereby agrees to tender validly (or cause the record owner of such shares to tender validly), thereafter pursuant to and in accordance with the Offer not later than the close of business on the third Business Day after the Offer commences, any of such Shareholder's Shares not tendered by a Seller. Each Seller and Shareholder agrees not to withdraw such Seller's and Shareholder's Shares without the written consent of Parent. Each Seller or Shareholder shall deliver to the depositary (the "Depositary") designated in the Offer (i) a letter of transmittal with respect to such Shares tendered by it complying with the terms of the Offer together with instructions directing the Depositary to make payment for such Shares directly to the Shareholder, or to or for the benefit of one or more Sellers or Shareholders as designated by such Seller or Shareholder in such letter (but if such Shares are not accepted for payment or are withdrawn, are to be returned pursuant to the Offer, and are not subject to Section 1(i) of the Agreement to return such Shares to such Seller or Shareholder whereupon they shall continue to be held by such Seller or Shareholder subject to the terms and conditions of this Agreement), (ii) the Certificates and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer (the "Offer Documents"). No tender pursuant to this Section l(g) will excuse any of the obligations of the Sellers or Shareholders hereunder. Notwithstanding the provisions of this Section 1(g), in the event any Shares are withdrawn from the Offer for any reason or are not purchased pursuant to the Offer, such Shares shall remain subject to the terms of this Agreement. Each Seller and Shareholder hereby agrees to permit Parent and Merger Sub to publish and disclose in the Offer Documents and, if approval of the shareholders of the Company is required under applicable law, in the Proxy Statement, including all documents and schedules filed with the Securities Exchange Commission ("SEC"), its identity and ownership of Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

                  (h) To the extent that any Shares listed on Exhibit A have been pledged by a Seller or Shareholder as security for such Seller's or Shareholder's obligations under any credit or loan agreement (a "Third Party Loan Agreement") or to the extent that a certificate or certificates representing such Seller's or Shareholder's Shares indicated on Exhibit A are not currently in the possession of such Seller or Shareholder, such Seller or Shareholder agrees to (i) promptly execute and deliver all instruments and take all other actions that may be necessary to comply with the provisions of this Section 1; (ii) take all actions that may be necessary to ensure that such Seller or Shareholder does not default under the terms of any Third Party Loan Agreement; and (iii) immediately notify Parent and Merger Sub of any notice of default or claim by the lender under any Third Party Loan Agreement.

                  (i) In the event any Closing occurs on the date of the termination of the Offer, the Depositary shall delivery to Merger Sub the certificates representing the Shares subject to the exercise of the Option and Merger Sub shall make appropriate payment in accordance with the letter of transmittal delivered by the Seller or Shareholder.

                  (j) The Company agrees to register immediately on the Company's stock records the transfer to Merger Sub of the Shares sold by any Seller or Shareholder upon the completion of the Offer or at the Closing.

         2. Representations and Warranties of the Sellers and Shareholders. Each Seller and Shareholder hereby, severally and not jointly, represents and warrants to Parent and Merger Sub as follows as to such Seller or Shareholder:

                  (a) Authority. Such Seller or Shareholder has all requisite power and authority to execute, and deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Seller or Shareholder. This Agreement has been duly and validly executed and delivered by the Seller or Shareholder and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Seller or Shareholder enforceable against the Seller or Shareholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Except for the expiration or termination of the waiting period under the HSR Act, and informational filings with the SEC, neither the execution, delivery or performance of this Agreement by the Seller or Shareholder nor the consummation by the Seller or Shareholder of the transactions contemplated hereby will require any filing with, or permit, authorization, consent or approval of, any United States Federal, state or local government or any court, tribunal, administrative agency or commission or other domestic governmental or regulatory authority or agency (a "Governmental Entity").

                  (b) Conflicting Instruments; No Transfer. Except as provided in the written agreements set forth on Schedule 2 hereto, neither the execution, delivery or performance of this Agreement by the Seller or Shareholder nor the consummation by the Seller or Shareholder of the transactions contemplated hereby will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, be in conflict with, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (a "Lien") upon any of the properties or assets of the Seller or Shareholder under, any of the terms, conditions or provisions of any contract, agreement, commitment, understanding or other instrument, or any judgment, injunction, order, decree, law, regulation or arrangement to which the Shareholder is a party or by which the Seller or Shareholder or any of the Seller's or Shareholder's properties or assets, including the Seller's or Shareholder's Shares, may be bound, except for any breach, violation, conflict, default, conflict or Lien which, individually or in the aggregate, would not prevent, impair, affect or delay the Seller's or Shareholder's ability to sell, or to deliver his, her or its proxy for, the Shares according to the terms of this Agreement and to approve the Merger Agreement and the transactions contemplated thereby.

                  (c) The Shares. Except as provided in the written agreements set forth on Schedule 2 hereto, the Seller's or Shareholder's Shares indicated on Exhibit A are owned of record or beneficially (both as to voting and dispositive power) by such person and at all times during the term hereof will be, held of record or beneficially (both as to voting and dispositive power) by such person and such person has good and marketable title to such Shares and will deliver such Shares, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens or proxies arising hereunder. Any and all proxies, voting trusts or similar agreements, understandings or arrangements between or among parties hereto other than Parent or Merger Sub are hereby terminated. The Sellers or Shareholders own of record or beneficially no shares of Company Common Stock other than such Shares.

                  (d) Brokers. Other than set forth in the Merger Agreement, no broker, investment banker, financial advisor or other persons is or will be entitled to any broker's finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

                  (e) Merger Agreement. The Seller or Shareholder understands and acknowledges that Parent is entering into, and causing Merger Sub to enter into, the Merger Agreement in reliance upon the Seller's or Shareholder's execution and delivery of this Agreement.

                  (f) The Seller or Shareholder is not in default under any Third Party Loan Agreement.

                  (g) The Seller or Shareholder is not a party to any contract, agreement, commitment, understanding or other instrument with respect to any of the Shares other than those agreements listed on Schedules 2 and 4 hereto.

         3. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby jointly and severally represent and warrant to the Sellers and Shareholders as follows:

                  (a) Authority. Parent and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                  (b) Securities Act. The Shares will be acquired in compliance with, and Merger Sub will not offer to sell or otherwise dispose of any Shares so acquired by it in violation of the registration requirements of, the Securities Act of 1933, as amended.

                  (c) Financing. Parent will have the funds necessary to consummate the Offer and the Merger pursuant to the terms contemplated by the Merger Agreement and will provide such funds to Merger Sub at or prior to the consummation of the Offer and the Merger, as applicable.

         4. Covenants of the Sellers and Shareholders. Each Seller and Shareholder, severally and not jointly, agrees as follows:

                  (a) Until the Option is no longer exercisable, the Seller or Shareholder shall not, except as contemplated by the terms of this Agreement,
(i) offer to sell, sell, transfer, pledge, hypothecate, grant a security interest in, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, hypothecation, grant of a security interest in, encumbrance, assignment or other disposition of, the Shares (including any options or warrants to purchase Company Common Stock) to any person other than Merger Sub or Merger Sub's designee, except the agreements as set forth on Schedule 4 hereto, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (iii) take any other action that would in any way restrict, limit or interfere with the performance of his, her or its obligations hereunder or the transactions contemplated hereby.

                  (b) Until the Merger is consummated or the Merger Agreement is terminated, the Seller or Shareholder shall not, nor shall the Seller or Shareholder permit any investment banker, financial advisor, attorney, accountant or other representative or agent of the Seller or Shareholder to, directly or indirectly (i) solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes any Acquisition Proposal (as defined in the Merger Agreement) or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an investment banker, financial advisor, attorney, accountant or other representative or agent of the Seller or Shareholder shall be deemed to be a violation of this Section 4(b) by the Seller or Shareholder. Actions taken by a Seller in his or her capacity as an officer or director of the Company will not be a violation of this Agreement, provided such actions are permitted by the Merger Agreement.

                  (c) Each Seller and Shareholder agrees to notify promptly and to provide all details to Parent if such Seller or Shareholder, or to such Seller's or Shareholder's knowledge, the Company shall be approached or solicited directly or indirectly by any person with respect to an Acquisition Proposal, to the extent the Company has not provided such details to the Parent.

                  (d) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, each Seller and Shareholder shall, including by initiating a solicitation of written consents if requested by Parent, vote (or cause to be voted) such Sellers and

Shareholder's Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement. At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Seller's and Shareholder's vote, consent or other approval is sought, such Seller and Shareholder shall vote (or cause to be voted) such Seller's and Shareholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal (collectively, "Alternative Transactions") or (ii) any amendment of the Company's Articles of Incorporation or By-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (collectively, "Frustrating Transactions").

                  (e) If Parent shall for any reason have increased the price per Share payable in the Offer over the Purchase Price (and Parent accepts Shares for payment pursuant to the Offer), then, immediately following Parent's payment for the Shares pursuant to the Offer, each Seller or Shareholder shall pay to Parent on demand an amount in cash equal to the product of (x) the number of such Seller's or Shareholder's Shares and Shares subject to options identified on Exhibit A hereto and (y) the excess of (A) the per share cash consideration received by the Seller or Shareholder as a result of the Offer, as amended, over (B) the Purchase Price. This Section 4(e) shall not apply to Christian Nast, Nickolas Palin, Geary Cotton, Patricia Cotton, Richard Goudis, Richard Werber, Gerry Holly, Stephen Frabitore, and David Schofield (the "Exempt Sellers").

                  (f) (i) In the event that the Merger Agreement shall have been terminated and Merger Sub would be entitled to purchase each Seller's or Shareholder's Shares pursuant to Section 1(b), Merger Sub may elect, by notice given in the manner set forth in Section 1(c), in lieu of purchasing such Seller's or Shareholder's Shares, to receive from such Seller or Shareholder, and each Seller and Shareholder hereby agrees to pay to Merger Sub on demand, an amount equal to eighty percent (80%) of all profit (determined in accordance with Section 4(f)(ii)) of such Seller or Shareholder from the consummation of:
(a) any Acquisition Proposal (as defined in the Merger Agreement) with a person that makes an Acquisition Proposal during the period commencing on the date hereof and terminating on the termination of the Merger Agreement (a "Prior Person") that is consummated within one year of such termination; or (b) any Acquisition Proposal that is consummated pursuant to a definitive agreement entered into within 6 months after the termination of the Merger Agreement with a person other than a Prior Person. This Section 4(f)(i) shall not apply to the Exempt Sellers.

                        (ii) For the purposes of this Section 4(f), the profit of any Seller or Shareholder from any Acquisition Proposal shall equal (A) the aggregate consideration received by such Seller or Shareholder pursuant to such Acquisition Proposal as to all Shares and Shares subject to options identified on Exhibit A hereto, valuing any non-cash consideration at its fair market value on the date of such consummation, plus (B) the value of all Shares and Shares subject to options of such Seller or Shareholder disposed of after the termination of the Merger Agreement and prior to the date of such consummation (which shall be the aggregate consideration received by such Seller or Shareholder in connection with the disposition of such Shares and Shares subject to options (valuing any non-cash consideration at its fair market value on the date of disposition), less (C) the product of (x) the number of Shares and the Shares subject to options identified on Exhibit A hereto as to each Seller or Shareholder and (y) the Purchase Price.

                        (iii) For the purposes of this Section 4(f), the fair market value of any non-cash consideration consisting of:

                        (A) securities listed on a national securities exchange or traded on the NASDAQ National Market shall be equal to the average closing price per share of such security as reported on such exchange or NASDAQ National Market for the five trading days before and the five trading days after the date of determination; and

                        (B) consideration which is other than securities of the form specified in clause (A) of this
                                 Section 4(f)(iii) shall be determined by Parent in good faith after consulting with a nationally recognized independent investment banking firm.

                        (iv) Any payment of profit under this Section 4(f) shall be paid by wire transfer of same day funds to an account designated by Parent on (i) the first Business Day after Seller's or Shareholder's receipt of any cash consideration, and (ii) the third Business Day after the delivery of notice by Parent to Seller or Shareholder of the value of any non-cash consideration identified pursuant to Section 4(f)(iii). If all or a portion of the consideration received for the Shares by the Seller or Shareholder is in the form of non-cash consideration, the Seller or Shareholder shall pay to Parent the profit on such portion by either, at Parent's election, (A) transferring to Parent the Parent's pro rata share of such non-cash consideration or (B) selling such non-cash consideration (which sale shall be effected as soon as practicable and the allocable portion of the proceeds of which shall be paid to Parent immediately following the settlement of such sale).

                        (v) Notwithstanding anything to the contrary contained herein, this Section 4(f) shall not be construed to require any Seller or Shareholder to make a payment to Merger Sub of an amount which would result in such Seller or Shareholder retaining in respect of (x) each Share set forth on Exhibit A and disposed of other than to Parent or Merger Sub less than the sum of (i) $24.00 plus (ii) 20% of all consideration received in respect of such Share in excess of $24.00 and (y) each Share subject to Option set forth in Exhibit A and disposed of other than to Parent or Merger Sub less than the sum of (i) $24.00 minus the exercise price of the option to which such Share is subject (the "Difference") plus (ii) 20% of all consideration received in respect of such Share subject to option in excess of the Difference, in each case such consideration received other than cash to be valued at fair market value in a manner described in this Section 4(f).

                  (g) Prior to the close of business on the third Business Day after the Offer commences, each Seller and Shareholder with any Shares or options to acquire Shares which are subject to the written agreements identified on Schedule 2 hereto shall supply written evidence reasonably satisfactory to Merger Sub that the parties to such agreements have made suitable arrangements for the tender, sale and purchase of the Shares pursuant to the Offer and in accordance with this Agreement.

         5. Additional Agreements Sellers and Shareholders.

                  (a) Each Seller listed on Exhibit A with an asterisk next to his, her or its name (each, a "Designated Seller") owns validly issued and outstanding options to acquire a number of shares of Company Common Stock as set forth opposite his name on Exhibit A attached hereto. Each Designated Seller hereby agrees with Parent that, if so requested by Parent at any time and from time to time when Parent reasonably believes the number of outstanding Shares owned of record by the Sellers and Shareholders in the aggregate is less than a majority of the total issued and outstanding shares of Company Common Stock on a fully diluted basis, each such Designated Seller will immediately upon receipt of such notice exercise such number of options as are sufficient, after giving effect to the exercises, to ensure that the number of outstanding Shares owned of record by the Sellers and Shareholders in the aggregate continue at all times to represent a majority of the total issued and outstanding shares of Company Common Stock on a fully diluted basis. At the request of a Designated Seller, the Parent will loan to such Designated Seller the exercise price of such options. Such loans shall be on terms and conditions acceptable to the Parent, which shall include but not be limited to a note, a loan agreement and a pledge of the shares being purchased upon such exercise to secure all amounts due in connection with such loan upon reasonable commercial terms for a comparable loan transaction. Any shares of Company Common Stock received by the Designated Seller upon any such exercise shall automatically at such time become "Shares" for all purposes hereunder. The Company agrees to take immediately all actions required (i) to issue to the Designated Seller the certificates representing the Shares issuable upon exercise of the options, and (ii) following the exercise of the options, to allow the Designated Seller to complete the Closing in accordance with this Agreement.


                  (b) Each Seller and Shareholder listed on Exhibit A with a "NC" next to his, her or its name (each a "Key Shareholder") covenants that he, she or it shall not, for a period of five (5) years from and after the date of consummation of the Merger, except on behalf of the Company, directly or indirectly, within the United States of America and those countries in which the Company maintains, owns facilities or conducts multi-level marketing activities which the parties hereto acknowledge to be the geographic area in which the Company conducts business, (i) provide or perform services which are in competition with the Company's Business, either on his, her or its own behalf or on behalf of any other person, whether as an employee, officer, director, shareholder, partner, proprietor, agent, consultant, independent contractor, lender or otherwise or (ii) have a financial interest in or be in any way connected with or affiliated with any person which is in competition with the Company's Business. Nothing contained herein shall preclude a Key Shareholder from having a passive investment in less than one percent (1 %) of the outstanding capital stock of any publicly traded company. Each Key Shareholder acknowledges that he, she or it is a shareholder of the Company and has been (or in the case of any Key Shareholder which is an entity, the parties controlling such entity have been) in a position of responsibility with the Company. The Key Shareholders hereby acknowledge and agree that (i) the covenants in this Section 5(b) are a material inducement to Parent to enter into the Merger Agreement;
(ii) the Company's Business is of a limited and unusual nature and the scope of the Company's Business is sufficiently broad so that these restrictions shall apply throughout the United States and any other country in which the Company maintains, owns facilities, or conducts multi-level marketing activities; and
(iii) the territory is reasonable under the circumstances.

                  (c) For the purposes of Section 5(b), "Company's Business" means the development, manufacture, or retail or wholesale distribution of vitamin and mineral supplements, other nutritional supplements and consumer health products, including vitamins in both multivitamin and single-entity formulas, minerals, herbals, weight management products, homeopathic remedies, sports nutrition products and personal care products, as conducted by the Company in the United States and any other country in which the Company maintains, owns or facilities, or conducts multi-level marketing activities, on and after the date of Merger.

                  (d) Not later than 5 Business Days after the Offer commences, each Shareholder or Seller whose shares are not held of record will either (i) cause the record holder to be bound by the terms of this Agreement or
(ii) shall become the record holder of such shares. The Company agrees to take immediately all such actions as may be required to register on its stock transfer records any transfers of Shares by a Seller or Shareholder in accordance with this Section 5(d).

         6. Grant of Irrevocable Proxy; Appointment of Proxy.

                  (a) Each Seller and Shareholder hereby irrevocably grants to, and appoints, William E. Watts, Greg Horn and Julitte van der Ven and any other individual who shall hereafter be designated by Parent, and each of them (a "Proxy Holder"), such Seller's or Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Seller or Shareholder, to vote such Seller's and Shareholder's Shares, or grant a consent or approval in respect of such Shares, at any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and against any Alternative Transaction or Frustrating Transaction. Unless this Agreement is properly terminated, the Company agrees to recognize and give effect immediately to any vote, consent or approval exercised or expressed by a Proxy Holder.

                  (b) Each Seller and Shareholder represents that any proxies heretofore given in respect of such Seller's or Shareholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

                  (c) Each Seller and Shareholder hereby affirms that the irrevocable proxy set forth in this Section 6 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Such Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section
9. Such Seller or Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 607.0722 of the Florida Business Corporation Act. Such irrevocable proxy shall be valid until the later to occur of (i) eleven (11) months from the date hereof or (ii) the termination of this Agreement pursuant to Section 9.

         7. Further Assurances. Each Seller or Shareholder will, from time to time prior to the Closing and without further consideration, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Merger Sub may request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Shareholder's Shares as contemplated by Section 6. Parent and Merger Sub jointly and severally agree to use commercially reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement (including legal requirements of the HSR Act).

         8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each Seller and Shareholder agrees that this Agreement and the obligations of such Seller or Shareholder hereunder shall attach to such Seller's or Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Seller's or Shareholder's heirs, guardians, administrators or successors.

         9. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earliest of (a) the date upon which the Merger Agreement is terminated pursuant to Article VII thereof and (b) the effective time of the Merger. Notwithstanding the foregoing, Sections 1(a), 1(b) (to the extent set forth therein), 1(c)- (f) and 1(h) - (j), 2, 3(a) - (b), 4(a), 4(c) (for as long as the Option is exercisable), 4 (e), 4(f) (to the extent set forth therein), 7, 8, 9, 10 (for as long as the Option is exercisable) and 11-18 shall survive any termination of this Agreement.

         10. Stop Transfer. The Company agrees with, and covenants to, Parent and Merger Sub that the Company shall not register the transfer of any certificate representing any Shareholder's Shares unless such transfer is made in accordance with the terms of this Agreement. The Company and each Shareholder and Seller agree that upon Parent's request all stock certificates representing Shares subject to this Agreement shall be immediately and conspicuously marked with a legend to reflect the restrictions set forth in this Agreement.

         11. General Provisions.

                  (a) Expenses. Except as expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  (b) Amendments. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by each of the parties hereto.

                  (c) Notice. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service; or
(c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone. All notices and other communications hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                        (i)      if to Parent or Merger Sub to

                                 Koninklijke Numico N.V.
                                 Rokkeveenseweg 49
                                 2712 PJ Zoetermeer
                                 The Netherlands
                                 Facsimile:   011-31-79-353-9671
                                 Attention:   Julitte van der Ven, General
                                              Counsel

                                 with a copy to:

                                 Guy E. Snyder
                                 William J. Bettman
                                 Vedder, Price, Kaufman & Kammholz
                                 222 North LaSalle Street
                                 Chicago, IL  60601
                                 Facsimile:   312-609-5005

                                 and

                        (ii) if to a Seller or Shareholder, to the address set forth under the name of such Seller or Shareholder on Exhibit A hereto with a copy to:

                                 Charles E. Muller II
                                 Muller & Lipson, P.A.
                                 9350 South Dixie Highway
                                 Suite 1550
                                 Miami, FL  33156
                                 Facsimile:   305-670-6769

                                 and

                                 Richard Werber
                                 Rexall Sundown, Inc.
                                 6111 Broken Sound Parkway, N.W.
                                 Boca Raton, FL  33487
                                 Facsimile:   561-999-4729

                        (iii)    if to the Company, to,

                                 Rexall Sundown, Inc.
                                 6111 Broken Sound Parkway, NW

                                 Boca Raton, Florida  33487
                                 Facsimile:   (561) 999-4729
                                 Attention:   Richard Werber, Vice President
                                              and General Counsel

                                 with a copy to:

                                 Greenberg Traurig, P.A.
                                 1221 Brickell Avenue
                                 Miami, Florida  33131
                                 Facsimile:   (305) 579-0717
                                 Attention:   Paul Berkowitz
                                              Ira Rosner

                  (d) All representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Sellers and Shareholders are several and not joint.

                  (e) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  (f) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  (g) Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Merger Agreement (including the documents and instruments referred to herein and therein) (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the laws that might be applicable under the conflicts of laws principles thereof; provided, however, that the matters affecting the validity of the corporate action taken by the Company relating to the transfer of the Shares and all of the provisions of this Agreement relating to the voting of the Shares shall be governed by and construed in accordance with the laws of the State of Florida.

                  (i) Waiver of Appraisal Rights. To the extent applicable, each Seller and Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Seller or Shareholder may have on the terms set forth in the Merger Agreement.

                  (j) Publicity. Except as otherwise required by law (including Rule 14d-9 promulgated under the Securities Exchange Act of 1934), court process or the rules of the NASDAQ

National Market (with respect to the Company), a national or foreign securities exchange or as contemplated or provided in the Merger Agreement, for so long as this Agreement is in effect, none of the Company, each of Sellers and Shareholders or Parent shall, nor shall Parent or the Company permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement or the Merger Agreement without the consent of the other parties.

         12. Shareholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Seller and Shareholder signs solely in his or her capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Seller's and Shareholder's Shares and nothing herein shall limit or affect any actions taken by a Seller or Shareholder in its capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement.

         13. Jurisdiction; Consent to Service of Process.

                  (a) Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for himself, herself or itself and its property, to the jurisdiction and venue of any Delaware State court, or any Federal court of the United States of American sitting in the District of Delaware and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all clams in respect of any such suit, action or proceeding may be heard and determined in such Delaware State court, or, to the extent permitted by law, by removal or otherwise, in such Federal court. It shall be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in such Delaware State court or, to the extent permitted by law, by removal or otherwise, in such Federal court. If such Delaware State court, or such Federal court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction. No party to this Agreement may move to (i) transfer any such suit, action or proceeding from such Delaware State court (other than to remove to such Federal court), or from such Federal court sitting in any such suit, action or proceeding brought in such Delaware State court, or any Federal court with a suit, action or proceeding in another jurisdiction or district or
(iii) dismiss any such suit, action or proceeding brought in such Delaware State court, or any Federal court sitting in the District of Delaware for the purpose of bringing the same in another jurisdiction. Each party agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to service of process by registered or certified mail.

                  (b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Delaware State court, or any Federal court sitting in the District of Delaware. Each party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

         14. Performance by Merger Sub. Parent covenants and agrees for the benefit of the Sellers and Shareholders that it shall cause Merger Sub to perform in full each obligation of Merger Sub set forth in this Agreement.

         15. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or any Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

         16. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

         18. Survival. All representations and warranties contained herein shall survive for one (1) year after the termination hereof.

         19. Approval by the Board of Directors of the Company. Notwithstanding anything in this Agreement, all the rights and obligations of the parties set forth in this Agreement are subject to the approval of this Agreement by the Board of Directors of the Company. Such approval shall include the approval of this Agreement for purposes of Sections 607.0901 and 607.0902 of the Florida Business Corporation Act.

         20. Charitable Gifts. Notwithstanding any other provision of this Agreement, Carl DeSantis is permitted at any time to transfer record ownership of an aggregate of up to 300,000 outstanding Shares to non-profit institutions designated by Carl DeSantis provided that, immediately prior to such transfer, Carl DeSantis exercises sufficient options on shares of Company Common Stock to become the record owner of such additional outstanding Shares so as to maintain the voting interest in the Company's outstanding Common Stock currently held by Carl DeSantis (the "Newly Issued Shares"). Carl DeSantis and the Company shall provide such information and documents as may be reasonably requested by Merger Sub regarding the transfer of the Shares, the exercise of the options, and the issuance and absence of Liens against the Newly Issued Shares. All such Newly Issued Shares shall be subject to this Agreement in all respects. If Carl DeSantis needs to borrow the funds necessary to exercise the options and pledge additional shares to secure such loan, (the "Option Loan"), such pledge will not violate the terms of the Agreement so long as simultaneously with such pledge the Shares pledged are immediately tendered in accordance with the Offer. The Option Loan shall be deemed a Third Party Loan.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, each of Parent and Merger Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each such Shareholder has signed this Agreement, all as of the dated first written above.

                                              KONINKLIJKE NUMICO N.V.
                                              By:    /s/ Julitte van der Ven
                                                 -------------------------------
                                              Name:  Julitte van der Ven
                                                   -----------------------------
                                              Title: Attorney-in-fact
                                                    ----------------------------

                                              NUTRICIA INVESTMENT CORP.
                                              By:    /s/ Julitte van der Ven
                                                 -------------------------------
                                              Name:  Julitte van der Ven
                                                   -----------------------------
                                              Title: President
                                                    ----------------------------


                                              ENTITY SHAREHOLDERS:

                                              CDD PARTNERS, LTD.

                                              By: CDD Management, Inc. General
                                                  Partner

                                              By:    /s/ Carl DeSantis
                                                 -------------------------------
                                                     Carl DeSantis, President


                                              TRIPLE D INVESTMENTS, L.L.C.

                                              By:    /s/ Damon DeSantis
                                                 -------------------------------
                                                     Damon DeSantis, as trustee
                                                     of the Sylvia DeSantis
                                                     Irrevocable Life Insurance
                                                     Trust, a member

                                              By:    /s/ Dean DeSantis
                                                 -------------------------------
                                                     Dean DeSantis, as trustee
                                                     of the Sylvia DeSantis
                                                     Irrevocable Life Insurance
                                                     Trust, a member

                                              By:    /s/ Deborah DeSantis
                                                 -------------------------------
                                                     Deborah DeSantis, as
                                                     trustee of the Sylvia
                                                     DeSantis Irrevocable Life
                                                     Insurance Trust, a member

                                              SYLVIA DESANTIS REVOCABLE TRUST


                                              By:    /s/ Sylvia DeSantis
                                                 -------------------------------
                                                     Sylvia DeSantis, Trustee


                                              SYLVIA DESANTIS IRREVOCABLE LIFE
                                              INSURANCE TRUST


                                              By:    /s/ Damon DeSantis
                                                 -------------------------------
                                                     Damon DeSantis, Trustee

                                              By:    /s/ Dean DeSantis
                                                 -------------------------------
                                                     Dean DeSantis, Trustee

                                              By:    /s/ Deborah DeSantis
                                                 -------------------------------
                                                     Deborah DeSantis, Trustee


                                              INDIVIDUAL SHAREHOLDERS:

                                                     /s/ Carl DeSantis
                                              ----------------------------------
                                                     Carl DeSantis

                                                     /s/ Damon DeSantis
                                              ----------------------------------
                                                     Damon DeSantis

                                                     /s/ Cynthia DeSantis
                                              ----------------------------------
                                                     Cynthia DeSantis, as
                                                     Custodian

                                                     /s/ Dean DeSantis
                                              ----------------------------------
                                                     Dean DeSantis

                                                     /s/ Laura DeSantis
                                              ----------------------------------
                                                     Laura DeSantis

                                                     /s/ Deborah DeSantis
                                              ----------------------------------
                                                     Deborah DeSantis


                                                     /s/ Geary Cotton
                                              ----------------------------------
                                                     Geary Cotton


                                                     /s/ Patricia Cotton
                                              ----------------------------------
                                                     Patricia Cotton


                                                     /s/ Stephen Frabitore
                                              ----------------------------------
                                                     Stephen Frabitore


                                                     /s/ Richard Goudis
                                              ----------------------------------
                                                     Richard Goudis


                                                     /s/ Gerry Holly
                                              ----------------------------------
                                                     Gerry Holly


                                                     /s/ Christian Nast
                                              ----------------------------------
                                                     Christian Nast


                                                     /s/ Nickolas Palin
                                              ----------------------------------
                                                     Nickolas Palin


                                                     /s/ David Schofield
                                              ----------------------------------
                                                     David Schofield


                                                     /s/ Richard Werber
                                              ----------------------------------
                                                     Richard Werber

ACKNOWLEDGED AND AGREED
TO AS TO SECTION 10 AS OF THE
DATE FIRST WRITTEN ABOVE

REXALL SUNDOWN, INC.

By:     /s/ Damon DeSantis
   ---------------------------------
Name:   Damon DeSantis
     -------------------------------
Title:  CEO
      ------------------------------

                                    EXHIBIT A

-------------------------------------------------------------------------------------------------------------
                                                  NUMBER OF RECORD AND   NUMBER OF SHARES     SHARES TO BE
            NAME AND ADDRESS OF SELLER             BENEFICIAL SHARES    UNDERLYING OPTIONS      TENDERED*
-------------------------------------------------------------------------------------------------------------
NC        CARL DESANTIS*                                 165,000             897,500            7,703,889
          3223 N. OCEAN BOULEVARD
          GULFSTREAM, FLORIDA 33483
-------------------------------------------------------------------------------------------------------------
NC        DAMON DESANTIS*                                240,599             902,000            9,667,658
          12121 NW 11TH STREET
          PLANTATION, FLORIDA 33323
-------------------------------------------------------------------------------------------------------------
NC        CYNTHIA DESANTIS                               31,114                0                31,114
          CUST
          12121 NW 11TH STREET
          PLANTATION, FLORIDA 33323
-------------------------------------------------------------------------------------------------------------
NC        DEAN DESANTIS*                                  89,550             465,000            7,571,609
          7600 HYANNIS LANE
          PARKLAND, FLORIDA 33067
-------------------------------------------------------------------------------------------------------------
NC        LAURA DESANTIS                                 19,546                0                19,546
          7600 HYANNIS LANE
          PARKLAND, FLORIDA 33067
-------------------------------------------------------------------------------------------------------------
NC        DEAN DESANTIS & DAMON                           6,090                 0                 6,090
          DESANTIS & DEBORAH DESANTIS
          TTEES OF THE SYLVIA DESANTIS
          IRREVOCABLE LIFE INSURANCE TRUST
-------------------------------------------------------------------------------------------------------------
NC        SYLVIA DESANTIS AS TTEE UNDER                  337,750                0                337,750
          THE SYLVIA DESANTIS REVOCABLE
          TRUST DTD 10/30/9
-------------------------------------------------------------------------------------------------------------
NC        TRIPLE D INVESTMENTS, LLC                     13,158,042              0               1,316,000
          9350 S. DIXIE HIGHWAY
          SUITE 1550
          MIAMI, FLORIDA 33156
-------------------------------------------------------------------------------------------------------------
NC        DEBORAH DESANTIS*                              128,425             226,500            4,075,773
          7539 ISLA VERDE WAY
          DELRAY BEACH, FLORIDA 33446
-------------------------------------------------------------------------------------------------------------
          CHRISTIAN A. NAST*                              30,229             692,000             30,229
          2917 S. OCEAN BOULEVARD
          PH 1103
          HIGHLAND BEACH, FLORIDA 33487
-------------------------------------------------------------------------------------------------------------
          NICKOLAS PALIN*                                 6,000              775,334              6,000
          3600 OCEAN BOULEVARD #801
          SOUTH PALM BEACH, FLORIDA 33480
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                                  NUMBER OF RECORD AND   NUMBER OF SHARES     SHARES TO BE
            NAME AND ADDRESS OF SELLER             BENEFICIAL SHARES    UNDERLYING OPTIONS      TENDERED*
-------------------------------------------------------------------------------------------------------------
          GEARY COTTON*                                  234,254             817,500             234,254
          615 IDLEWYLD DRIVE
          FORT LAUDERDALE, FLORIDA 33301
-------------------------------------------------------------------------------------------------------------
          PATRICIA COTTON                                 12,242                0                12,242
          615 IDLEWYLD DRIVE
          FORT LAUDERDALE, FLORIDA 33301
-------------------------------------------------------------------------------------------------------------
          RICHARD GOUDIS*                                 1,169              330,000              1,169
          4777 NW 25TH WAY
          BOCA RATON, FLORIDA 33434
-------------------------------------------------------------------------------------------------------------
          RICHARD WERBER*                                150,962             662,650             150,962
          3279 NW 62ND STREET
          BOCA RATON, FLORIDA 33496
-------------------------------------------------------------------------------------------------------------
          GERRY HOLLY*                                      0                370,000                0
          2115 S. OCEAN BOULEVARD
          DELRAY BEACH, FLORIDA
-------------------------------------------------------------------------------------------------------------
          STEPHEN FRABITORE*                              2,500              420,820              2,500
          8210 FALLS LANE
          PARKLAND, FLORIDA 33067
-------------------------------------------------------------------------------------------------------------
          DAVID SCHOFIELD*                                2,268              312,500              2,268
          10453 RIO LINDO
          DELRAY BEACH, FLORIDA 33446
-------------------------------------------------------------------------------------------------------------
NC        CDD PARTNERS, LTD.                            17,653,313              0               1,100,000
          12770 COIT ROAD, #850
          DALLAS, TEXAS 75251
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
          TOTAL                                         32,269,053          6,871,804           32,269,053
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

  *REPRESENTS THE NUMBER OF CURRENTLY OUTSTANDING SHARES TO BE TENDERED INTO THE OFFER BY SUCH SELLER. THIS NUMBER IS SUBJECT TO INCREASE UPON THE EXERCISE OF ANY OPTIONS AS TO SHARES IN ACCORDANCE WITH THIS AGREEMENT.

----------------------------------------------------------------------------
                                                     NUMBER OF RECORD AND
            NAME AND ADDRESS OF SHAREHOLDER          BENEFICIAL SHARES*
----------------------------------------------------------------------------
NC        CDD PARTNERS, LTD.                              17,653,313
          12770 COIT ROAD, #850
          DALLAS, TEXAS 75251
----------------------------------------------------------------------------
NC        TRIPLE D INVESTMENTS, LLC                       13,158,042
          9350 S. DIXIE HIGHWAY
          SUITE 1550
          MIAMI, FLORIDA 33156
----------------------------------------------------------------------------

*REPRESENTS THE NUMBER OF CURRENTLY OUTSTANDING SHARES TO BE TENDERED INTO THE OFFER IN ACCORDANCE WITH THIS AGREEMENT.

                                                                      SCHEDULE 2


1. Shares owned by CDD Partners, Ltd. are pledged pursuant to the following agreements:

                           A. Bank of America, N.A., as successor  to
                              Nationsbank, N.A.

                  (i) The Amended and Restated Loan Agreement dated October 27 1999 between Bank of
                           America, N.A., CDD Partners, Ltd. and Carl
                           DeSantis

                  (ii) The Amended and Restated Promissory Notes dated October 27, 1999 from each of CDD Partners, Ltd. and Carl DeSantis to Bank of America, N.A.

                  (iii) The Pledge Agreement dated June 18, 1999 between Nationsbank, N.A. and CDD Partners, Ltd.

                           B. Colonial Bank

                  (i) Revolving Credit Agreement dated November 17, 1999 between Carl DeSantis, CDD
                           Partners, Ltd. and Colonial Bank

                  (ii)     Revolving Promissory Note dated November
                           17, 1999 from Carl DeSantis to Colonial Bank

                  (iii) Pledge Agreement dated November 17, 1999 between CDD Partners, Ltd. and Colonial Bank

                  (iv) Pledge Agreement dated November 17, 1999 between Carl DeSantis and Colonial Bank

                           C. Raymond James Credit Corporation

                  (i)      Loan Agreement dated February 24, 2000
                           between Raymond James Credit Corporation and CDD Partners, Ltd.

                  (ii) Demand Promissory Note dated February 24, 2000 from CDD Partners, Ltd.

                  (iii) Pledge and Security Agreement dated February 24, 2000 between Raymond James Credit
                           Corporation and CDD Partners, Ltd.

2. Certain Shares of Rexall Sundown, Inc. Common Stock are held as security for margin loans pursuant to customary broker margin account agreements at Raymond James and other brokerage firms.

                                   SCHEDULE 4


         Securities Loan Agreement between CDD Partners, Ltd. and Carl DeSantis dated as of April 30, 2000.

         Securities Loan Agreement between CDD Partners, Ltd. and Dean DeSantis dated as of April 30, 2000.

         Securities Loan Agreement between CDD Partners, Ltd. and Damon DeSantis dated as of April 30, 2000.

         Securities Loan Agreement between Triple D Investment, L.L.C. and Dean DeSantis dated as of April 30, 2000.

         Securities Loan Agreement between Triple D Investments, L.L. C. and Damon DeSantis dated as of April 30, 2000.

         Securities Loan Agreement between Triple D Investments, L.L.C. and Deborah DeSantis dated as of April 30, 2000.

         All such Securities Loan Agreements to be in the form attached hereto.